UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

July 8, 2024

Date of Report (Date of earliest event reported)

Fortrea Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41704	92-2796441
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	8 Moore Drive
Durham,	North Carolina	27709
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number including area code) 877-495-0816

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act.

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value	FTRE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change of Principal Accounting Officer

On July 8, 2024, Robert A. Parks was appointed as Chief Accounting Officer and will assume the role of principal accounting officer of Fortrea Holdings Inc. (the “Company”), effective upon his start date with the Company in August 2024. Amanda M. Warren, who has served as principal accounting officer for the Company since June 2023, is expected to continue to serve as principal accounting officer for the Company until such date.

Mr. Parks, 51, will join the Company from SailPoint Technologies Holdings, Inc., an identity security software solutions company, where he has served as Chief Accounting Officer since September 2023. Prior to that, Mr. Parks served as Chief Accounting Officer of NetApp, Inc. (NASDAQ: NTAP), a global data storage solutions provider, from 2021 to September 2023, and as Chief Accounting Officer of Syneos Health, Inc., a clinical research and commercialization services company, from 2018 to 2021. Mr. Parks also was employed by IQVIA Holdings, Inc. (formerly Quintiles, NYSE: IQV), a leading fully integrated biopharmaceutical services company offering clinical, commercial and consulting solutions worldwide, from 2011 to 2018, holding positions of increasing responsibilities, including Senior Vice President, Corporate Controller and Principal Accounting Officer from 2017 to 2018. Mr. Parks is a Certified Public Accountant and holds a B.S. in Accounting from the University of Maryland, College Park.

Mr. Parks will receive an annual base salary and is eligible to receive an annual incentive bonus and annual long-term incentive awards in the form of performance share awards and restricted stock units under the Company’s 2023 Omnibus Incentive Plan, a copy of which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Additionally, Mr. Parks is eligible to receive certain sign-on awards, comprising both cash and equity under the Company’s plans. Mr. Parks will also be eligible to participate in the Company’s other benefit plans and programs as described in the Company’s Definitive Proxy Statement for the 2024 Annual Meeting of Stockholders, filed on Schedule 14A with the Securities and Exchange Commission on March 28, 2024.

There are no arrangements or understandings between Mr. Parks and any other person pursuant to which he was appointed as Chief Accounting Officer of the Company, and he is not a party to, nor does he have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. He does not have any family relations with any directors or executive officers of the Company.

Item 7.01 - Regulation FD Disclosure.

On July 11, 2024, the Company issued a press release announcing the appointment of a new Chief Accounting Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated into, Item 7.01, including the Press Release attached hereto as Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated July 11, 2024 announcing the appointment of a new Chief Accounting Officer

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortrea Holdings Inc.

By:	/s/ Stillman Hanson
Name: Stillman Hanson
Title: General Counsel and Secretary

Date: July 11, 2024